Sonic Foundry Announces Fiscal 2018 First Quarter Financial Results

MADISON, Wis. - February 13, 2018 - Sonic Foundry, Inc. (NASDAQ: SOFO), the trusted leader for video creation and management solutions, today announced consolidated financial results for its fiscal 2018 first quarter ended December 31, 2017.

Fiscal 2018 First Quarter Highlights

•	Total revenues were $8.9 million compared to $9.3 million in the first quarter of 2017

•	Gross margin was $6.5 million, or 73% of sales compared to $6.7 million, or 72% of sales in the first quarter of 2017

•	Adjusted EBITDA more than cut in half to $(335,000), compared to $(765,000) in the first quarter of 2017

•
Net income of $320 thousand, or $0.06 per share compared to a net loss of $(1.5) million, or $(0.34) per share in the first quarter of 2017 (Net Income in the first quarter of 2018 benefited from a tax gain of $1.3 million related to tax legislation changes in December 2017)

•	Billings totaled $7.6 million in the first quarter of 2018, an increase of 5% compared to the same period last year

•	Unearned revenue decreased to $13.0 million as of December 31, 2017, as we recognized over $1.3 million in revenues primarily from a number of large events billed in the prior quarter

•	Over $1 million positive swing in operating cash flow, to $231,000 for the three month period

Fiscal 2018 First Quarter Review

Service billings, including support, hosting, events, and installs saw an increase of 5% from prior year to a total of $4.7 million. Product billings saw an increase of 4% to $2.9 million during the first quarter of fiscal year 2018. The company expects to recognize $3.8 million of the current unearned revenue in the second quarter of fiscal 2018.

Recurring revenue of $6.2 million was 70% of total revenue in the first quarter of 2018, up from $5.9 million, or 64% of total revenue in the first quarter of 2017.These increases were driven by the strong demand for our cloud offering and annual software licenses, strength in support services, and continued customer repeat purchases and renewals.

The loss before income taxes decreased by $573,000 due in large part to efforts made by the company to reduce operating expenses, including certain headcount reductions made in the third quarter of 2017. Operating expenses were $7.4 million, down $776 thousand or 9% from the same period in 2017. The net loss in the prior year of $1.5 million improved to income of $320,000 due to a tax credit of $1.3 million related to the recent reduction in Federal tax rates.

“In the first quarter we saw our right-sized video solutions continue to extend the value of Mediasite product and services technologies to a broadening customer base. This allows customers to ‘mix and match’ capture solutions ranging from software only to our most capable recorders. Our strategy to address low-technology rooms and grow the market for our affordable hardware solutions is an area of increased interest from customers. This has resulted in a 50% increase in recorders shipped over Q1 of 2017,” said Gary Weis, CEO of Sonic Foundry.

Mr. Weis continued, “We continue to invest in technology partnerships based on value to our customers, such as the recently announced integration of our platform with NewTek NDI, which are geared to enabling our customers to harness the power of Mediasite for their specific video creation and management needs. In 2018 we will remain focused on customer acquisition, higher levels of sales and operating performance, and technology development."

Non-GAAP Financial Information
To supplement and enhance the reader’s understanding of our operating performance and our ability to satisfy lender requirements, we disclose adjusted Earnings Before Interest, Taxes, Depreciation, and Amortization (adjusted EBITDA), a non-GAAP measure of operating performance. Our adjusted EBITDA measure additionally adds back stock compensation expense from the SEC definition of EBITDA. As such, our adjusted EBITDA may not be comparable to similarly titled measures reported by other companies, and should not be viewed as an alternative to net income as a measurement of our operating performance. Our credit agreement contains a minimum EBITDA calculation based, in part, on adjusted EBITDA since this measure is representative of adjusted income available for debt and interest payments. A reconciliation of net income (loss) to adjusted EBITDA for the quarters ended December 31, 2017 and 2016 are included in the release. The company is unable to provide a reconciliation of projected EBITDA to projected net income due to the unknown effect, timing and potential significance of certain income statement items.

Webcast

The company will hold its corporate webcast for analysts and investors at 4:30 p.m. ET today, February 13. Sonic Foundry will use its webcasting technology, Mediasite, to stream the presentation for live and on-demand viewing. To access the webcast register at www.sonicfoundry.com/earnings on or before February 13, 2018. A video archive of the full earnings call, including Q&A, will be available for 90 days.

About Sonic Foundry®, Inc.
Sonic Foundry (NASDAQ:SOFO) is the global leader for video capture, management and streaming solutions. Trusted by more than 4,700 educational institutions, corporations, health organizations and government entities in over 65 countries, its Mediasite Video Platform quickly and cost-effectively automates the capture, management, delivery and search of live and on-demand streaming videos. Leading research firms Aragon, Forrester, Wainhouse and Frost & Sullivan recognize Sonic Foundry as a leader in enterprise video, webcasting and lecture capture. Learn more at www.sonicfoundry.com and @mediasite.

© 2018 Sonic Foundry, Inc. Product and service names mentioned herein are the trademarks of Sonic Foundry, Inc. or their respective owners.

Forward Looking Statements
This news release contains forward-looking statements about the products and services of Sonic Foundry within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  Forward looking statements include statements about our products and services, our customer base, strategic investments, new partnerships, our future operating results and any statements we make about the company’s future.  These types of statements address matters that are subject to many risks and uncertainties. Actual results could differ materially from the forward-looking guidance we provide.  Any forward-looking statements should be considered in context of the risk factors disclosed in our periodic forms 10Q, 10K and other filings with the SEC.  These filings can be accessed on-line at www.sec.gov and other websites or can be obtained from the company’s investor relations department.  All of the information and disclosures we make in this news release regarding our business, including any forward looking guidance, are as of the date given and we assume no obligation to update or change this information, regardless of subsequent events.

Contacts:

Media:
Nicole Wise
Director of Communications
Sonic Foundry
920.226.0269
nicolew@sonicfoundry.com

Investor:
Peter Seltzberg, Managing Director
Darrow Associates, Inc.
1951 Lowell Lane
Merrick, NY 11566
516-419-9915
pseltzberg@darrowir.com
www.darrowir.com

Sonic Foundry, Inc.
Condensed Consolidated Balance Sheets
(in thousands, except for share data)
(Unaudited)

	December 31, 2017	September 30, 2017
Assets
Current assets:
Cash and cash equivalents	$1,507	$1,211
Accounts receivable, net of allowances of $400 and $375	5,878	7,903
Financing receivables, current, net of allowances of $200	924	925
Inventories	934	986
Investment in sales-type lease, current	148	148
Prepaid expenses and other current assets	921	1,085
Total current assets	10,312	12,258
Property and equipment:
Leasehold improvements	1,041	1,041
Computer equipment	6,135	6,101
Furniture and fixtures	813	789
Total property and equipment	7,989	7,931
Less accumulated depreciation and amortization	6,457	6,181
Property and equipment, net	1,532	1,750
Other assets:
Goodwill	10,468	10,455
Customer relationships, net of amortization of $1,056 and $990	1,447	1,505
Product rights, net of amortization of $442 and $411	230	261
Financing receivables, long-term	1,310	1,310
Investment in sales-type lease, long-term	406	407
Other long-term assets	515	410
Total assets	$26,220	$28,356
Liabilities and stockholders’ equity
Current liabilities:
Revolving lines of credit	$2,215	$2,065
Accounts payable	1,076	1,314
Accrued liabilities	1,426	1,387
Unearned revenue	9,797	11,332
Current portion of capital lease and financing arrangements	217	256
Current portion of notes payable, net of discounts	338	737
Total current liabilities	15,069	17,091
Long-term portion of unearned revenue	3,239	2,970
Long-term portion of capital lease and financing arrangements	192	244
Long-term portion of notes payable and warrant debt, net of discounts	129	123
Derivative liability, at fair value	9	12
Other liabilities	303	372
Deferred tax liability	3,076	4,426
Total liabilities	22,017	25,238
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $.01 par value, authorized 500,000 shares; none issued	—	—
9% Preferred stock, Series A, voting, cumulative, convertible, $.01 par value (liquidation preference of $1,000 per share), authorized 2,500 shares; 2,209 and 1,510 shares issued and outstanding, respectively, at amounts paid in	1,824	1,280
5% Preferred stock, Series B, voting, cumulative, convertible, $.01 par value (liquidation preference at par), authorized 1,000,000 shares, none issued	—	—
Common stock, $.01 par value, authorized 10,000,000 shares; 4,470,791 shares issued and 4,458,075 shares outstanding	45	45
Additional paid-in capital	198,037	197,836
Accumulated deficit	(194,933)	(195,253)

Accumulated other comprehensive loss	(575)	(595)
Receivable for common stock issued	(26)	(26)
Treasury stock, at cost, 12,716 shares	(169)	(169)
Total stockholders’ equity	4,203	3,118
Total liabilities and stockholders’ equity	$26,220	$28,356

Sonic Foundry, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except for share and per share data)
(Unaudited)

	Three Months Ended December 31,
	2017	2016
Revenue:
Product and other	$3,080	$3,769
Services	5,815	5,538
Total revenue	8,895	9,307
Cost of revenue:
Product and other	1,280	1,687
Services	1,145	911
Total cost of revenue	2,425	2,598
Gross margin	6,470	6,709
Operating expenses:
Selling and marketing	4,110	4,810
General and administrative	1,573	1,450
Product development	1,753	1,951
Total operating expenses	7,436	8,211
Loss from operations	(966)	(1,502)
Non-operating income (expenses):
Interest expense, net	(92)	(150)
Other income (expense), net	(9)	12
Total non-operating expenses	(101)	(138)
Loss before income taxes	(1,067)	(1,640)
Benefit for income taxes	1,387	131
Net income (loss)	320	(1,509)
Dividends on preferred stock	(72)	—
Net income (loss) attributable to common stockholders	$248	$(1,509)
Earnings (loss) per common share
– basic	$0.06	$(0.34)
– diluted	$0.06	$(0.34)
Weighted average common shares
– basic	4,458,075	4,411,559
– diluted	4,512,822	4,411,559

Sonic Foundry, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(Unaudited)

	Three Months Ended December 31,
	2017	2016
Operating activities
Net income (loss)	$320	$(1,509)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Amortization of other intangibles	134	140
Depreciation and amortization of property and equipment	285	362
Provision for doubtful accounts	25	(30)
Deferred taxes	(1,396)	(3)
Stock-based compensation expense related to stock options	245	254
Remeasurement gain on subordinated debt	—	(6)
Remeasurement gain on derivative liability	(3)	(21)
Changes in operating assets and liabilities:
Accounts receivable	2,007	1,044
Financing receivables	—	33
Inventories	52	614
Prepaid expenses and other current assets	106	147
Accounts payable and accrued liabilities	(202)	(147)
Other long-term liabilities	(69)	87
Unearned revenue	(1,273)	(1,793)
Net cash provided by (used in) operating activities	231	(828)
Investing activities
Purchases of property and equipment	(68)	(548)
Net cash used in investing activities	(68)	(548)
Financing activities
Proceeds from notes payable	—	—
Proceeds from line of credit	5,743	6,922
Payments on notes payable	(410)	(497)
Payments on line of credit	(5,591)	(5,585)
Payment of debt issuance costs	(20)	—
Proceeds from issuance of preferred stock, common stock and warrants	500	—
Payments on capital lease and financing arrangements	(91)	(73)
Net cash provided by financing activities	131	767
Changes in cash and cash equivalents due to changes in foreign currency	2	(105)
Net increase (decrease) in cash and cash equivalents	296	(714)
Cash and cash equivalents at beginning of period	1,211	1,794
Cash and cash equivalents at end of period	$1,507	$1,080
Supplemental cash flow information:
Interest paid	$91	$139
Income taxes paid, foreign	34	27
Non-cash financing and investing activities:
Property and equipment financed by capital lease or accounts payable	—	34
Deemed dividend for beneficial conversion feature of preferred stock	28	—
Preferred stock dividends paid in additional shares	44	—

Sonic Foundry, Inc.
Condensed Consolidated Non-GAAP Adjusted EBITDA Reconciliation
(in thousands)
(Unaudited)

	Three Months Ended December 31,
	2017	2016

Net income (loss)	$320	$(1,509)
Add:
Depreciation and amortization	419	494
Income tax expense	(1,387)	(131)
Interest expense	68	127
Stock-based compensation expense	245	254
Adjusted EBITDA	$(335)	$(765)